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                                                                 Exhibit 10.6(c)
November 10, 1993



Mr. Harold Cohen
Somerville Lumber and Supply Co., Inc.
281 Winter Street
Waltham, MA  02254-9002

Dear Harold:

Pursuant to our recent discussions, this letter sets forth the agreement we have reached regarding your retirement from Somerville Lumber and Supply Co., Inc. ("Somerville") and Payless Cashways, Inc. ("Payless"):

     1. You promise and Somerville and Payless agree to accept your promise to retire early, effective December 31, 1993.

     2. In exchange for your early retirement, Payless agrees to pay you, in each of January, 1994, 1995 and 1996, a gross amount sufficient to net (after estimating your taxes for each such year) the amount of Payless' or Somerville's share of the annual premiums charged for health insurance coverage described in the first paragraph of Paragraph 7. The gross amount payable to you pursuant to this Paragraph will be reported on a Form 1099 for each tax year.

     3. Payless has previously granted you the following Options to purchase a total of 83,008.00 shares of Common Stock as follows:

          Roll-Over Options
          -----------------

          31,230.00 shares at $2.22 exercise price;

          Normal Options
          --------------

          13,651.00 shares at $11.11 exercise price;
          8,189.00 shares at $12.00 exercise price;
          5,732.00 shares at $12.50 exercise price; and 10,827.00 shares at $12.00 exercise price.


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Mr. Harold Cohen
November 10, 1993
Page 2


          Performance Options
          -------------------

          6,825.00 shares at $11.11 exercise price;
          4,096.00 shares at $12.00 exercise price; and 2,458.00 shares at $12.50 exercise price.

          As of the date of this letter, all of such shares are vested and exercisable and such shares shall remain exercisable through February 28, 1996.

     4. At no cost to you, Somerville agrees to convey title to you in two automobiles: a 1984 Jeep Wagoneer and a 1991 Cadillac. Taxable income will also be reported on the Form 1099 for the 1994 tax year.

     5. Effective January 1, 1994, the terms of any retirement, profit-sharing or deferred compensation plans in which you have participated shall govern your rights and obligations and Somerville's or Payless' rights and obligations. Payless acknowledges that, effective November 30, 1993, you will be 100% vested in The Payless Cashways, Inc. Supplemental Retirement Plan.

     6. Effective January 1, 1994, and for so long as you choose, you shall continue to retain office privileges and appropriate clerical assistance at Somerville's administrative offices, wherever located.

     7. From January 1, 1994 until April 30, 1996, you will be eligible to receive all of the health insurance benefits to which you are currently entitled (including dependent coverage), subject to the provisions of any documents which govern benefit plans. Somerville or Payless will annually retain the amount described in Paragraph 2 which represents the annual premium amount for such coverage. Payless or Somerville will apply the premium amount for such coverage on a timely basis to assure that coverage will continue.

          From May 1, 1996 to April 30, 1997, you will be eligible to receive all the health insurance benefits to which you are currently entitled, subject to the provisions of any documents which govern benefit plans, at your own cost and expense.


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Mr. Harold Cohen
November 10, 1993
Page 3


     8. Your retirement shall constitute your resignation as Vice Chairman of the Board of Directors and an officer of Payless and also as Chairman of the Board of Directors and an officer of Somerville. Effective December 31, 1993, you shall be elected Chairman Emeritus of Somerville. You shall remain a director of Payless, at least until the Annual Meeting of the Shareholders in 1994.

     9. If you do not accept this agreement, the terms of the employment agreement, dated December 1, 1988, as amended March 10, 1992, between you and Payless ("the Employment Agreement"), shall continue in full force and effect, in accordance with its terms. If you accept this agreement, then the Employment Agreement shall automatically terminate and be superseded by this agreement, effective January 1, 1994.

     10. You are advised by Somerville and Payless to consult with an attorney before you sign this letter agreement.

Sincerely,

s/David Stanley

David Stanley
Chairman of the Board and
Chief Executive Officer of
Payless Cashways, Inc. and
Vice President of Somerville
Lumber and Supply Co., Inc.

DS:MD:jdw

I HEREBY ACCEPT ALL THE TERMS AND PROVISIONS SET FORTH IN THE FOREGOING LETTER. I HAVE READ THE ENTIRE CONTENTS OF THIS LETTER AGREEMENT, I UNDERSTAND ALL OF ITS TERMS, I HAVE CONSULTED AN ATTORNEY REGARDING THEM BEFORE SIGNING THIS LETTER AGREEMENT REQUIRING MY SIGNATURE, I ACKNOWLEDGE THAT THIS LETTER AGREEMENT IS AN IMPORTANT LEGAL DOCUMENT, AND I SIGN BELOW VOLUNTARILY WITH FULL KNOWLEDGE OF THE SIGNIFICANCE AND BINDING EFFECT OF THIS LETTER.



s/Harold Cohen                                          11/14/93
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HAROLD COHEN                                      DATE